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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333- ) of our report dated January 24, 1997 on our audits of the consolidated financial statements and financial statement schedule of TriNet Corporate Realty Trust, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Company's Annual Report on Form 10-K and in the Company's Current Report on Form 8-K dated February 4, 1997 and of our reports dated April 25, 1997 on our audits of the Historical Summary of Gross Income of the IBM Dallas Property for the year ended December 31, 1996, the Historical Summary of Gross Income and Direct Operating Expenses of the RiverEdge Summit Property for the year ended December 31, 1996, the Historical Summary of Gross Income for the Cardinal Commerce Center Property for the period July 26, 1996 through December 31, 1996, the Historical Summary of Gross Income of the Canyon Corporate Center Properties for the year ended December 31, 1996, and the Historical Summary of Gross Income of the RiverPark Properties for the year ended December 31, 1996, which reports are included in the Company's Current Report on Form 8-K/A dated April 30, 1997 and of our reports dated July 7, 1997 on our audits of the Historical Summary of Gross Income of the Charleston Place Properties for the period October 30, 1996 through December 31, 1996, and the Historical Summary of Gross Income of the Warner Crossing Properties for the period July 9, 1996 through December 31, 1996, which reports are included in the Company's Current Report on Form 8-K dated July 8, 1997 and of our reports dated October 2, 1997 on our audits of the Historical Summary of Gross Income of the Gateway Lakes II Properties for the year ended December 31, 1996, and the Historical Summary of Gross Income of the Edenvale Business Park Property for the year ended December 31, 1996, and the Historical Summary of Gross Income of the CSC Administration Center Property for the year ended December 31, 1996, which reports are included in the Company's Current Report on Form 8-K dated October 3, 1997 and in the Company's Current Report on Form 8-K/A dated October 6, 1997.


                                     COOPERS & LYBRAND L.L.P.

San Francisco, California
December 19, 1997